Exhibit (c)(7)

STRICTLY CONFIDENTIAL

Project Tremplin

Discussion Materials

Goldman Sachs Paris Inc. et Cie

04-Jun-2008

STRICTLY CONFIDENTIAL

Selected Valuation Benchmarks

Illustrative Valuation Benchmarks Specific Drivers

Stock Related Metrics

• Share Price

- Spot price

- Averages (1-month / 3-month / 6-month / 12-month)

- 52-week high / low

• Shareholders cost base

- Historical Shares Traded at Various Prices

- Estimated main shareholders entry point

- Options strike price for employees

Public Market Benchmarks

• Research analysts’ target prices

M&A Benchmarks

• Comparisons with precedent transactions in the biotechnology space

- Share price premia paid in the US biotechnology precedents

Fundamental Valuation

• Intrinsic valuation (DCF)

STRICTLY CONFIDENTIAL

Tercica Share Price Performance

Since Ipsen Investment in Tercica (18-Jul-2006)

Spot (03-Jun-08) 1M 3M 6M 12M

VWAP ($) $ 4.26 $ 4.29 $ 5.21 $ 6.06 $ 6.10

High 4.26 4.99 6.27 7.67 7.77

Low 4.26 3.82 3.82 3.82 3.82

Daily Av. Vol. Trad. (‘000s) 65.6 148.0 139.7 142.2 147.8

Volume traded (% of total NOSH) 0.1% 6.3% 17.6% 34.7% 72.7%

Price ($)

9.0

8.5

8.0

Convertible strike price ($7.41)

7.5

7.0

6.5 Acquisition price of the initial

25% stake ($6.17)

6.0

5.5

5.0

4.5

4.0

3.5

3.0

Jul-2006 Oct-2006 Jan-2007 Apr-2007 Jul-2007 Oct-2007 Jan-2008 Apr-2008

Volume Tercica US Biotech Index1 (rebased)

4,500

4,000

3,500

3,000

2,500

2,000

1,500

1,000

500

0

Volume (‘000)

Source: Datastream as of 03-Jun-2008

1 Composed of: Abraxis Bioscience, Alexion Pharms., Amgen, Amylin Pharms., Biogen Idec, Biomarin Pharm., Celgene, Chas.Rvr.Labs, Gen-Probe, Genentech, Genzyme, Gilead Sciences, Illumina, Imclone Sys., Invitrogen, Millennium, Onyx Pharms., Osi Pharms., Techne and Vertex

STRICTLY CONFIDENTIAL

Tercica Share Price Performance

Since 01-Jan-2008

Price ($)

$8.0 Precedent Board Presentations 1,000

Key Corporate Events

Spot 15-Feb-2008: $6.69 (used for 26-Feb-2008 Ipsen Board Presentation)

27-Feb-2008: Tercica 2007 Q4 Results

Spot 26-Mar-2008: $6.27 (used for 31-Mar-2008 Ipsen Board Presentation) 800

12-May-2008: Tercica 2008 Q1 Results

$7.5

$7.0

$6.5

$6.0 600

$5.5 Volume (‘000)

$5.0 400

$4.5 $ 4.26

(37.2)%

$4.0 200

$3.5

$3.0 0

1-Jan-2008 1-Feb-2008 1-Mar-2008 1-Apr-2008 1-May-2008 1-Jun-2008

Volume Tercica

Source: Bloomberg as of 03-Jun-2008

STRICTLY CONFIDENTIAL

Tercica Shares Traded at Various Prices

Since Ipsen Investment (18-Jul-2006)

Weighted Average Price: $5.85

Total Shares Traded as Percent of Shares Outstanding: 119.6%

Volume (‘000)

24,000

18,000

12,000

6,000

0

3.82 to 4.60 4.61 5.4 6.19 6.98 to 7.77

Last 6 Months

Weighted Average Price: $6.06

Total Shares Traded as Percent of Shares Outstanding: 34.7%

Volume (‘000)

8,000

6,000

4,000

2,000

0

3.82 to 4.58 4.59 5.36 6.13 6.90 to 7.67

Last 12 Months

Weighted Average Price: $6.10

Total Shares Traded as Percent of Shares Outstanding: 72.7%

Volume (‘000)

16,000

12,000

8,000

4,000

0

3.82 to 4.60 4.61 5.4 6.19 6.98 to 7.77

Last 3 Months

Weighted Average Price: $5.21

Total Shares Traded as Percent of Shares Outstanding: 17.6%

Volume (‘000)

4,500

3,000

1,500

0

3.82 to 4.30 4.31 4.8 5.29 5.78 to 6.27

• More than 70% of Tercica’s shares have traded at a volume weighted average share price of $6.1 / share

Source: Datastream as of 03-Jun-2008

STRICTLY CONFIDENTIAL

Goldman Sachs

Estimated Entry Price of Selected Institutional Shareholders

#	Name	Country	Style	Stake	Estimated Entry Price ($)	Shares Held Q2 '08 To Date	Q1 '08	Q4 '07	Q3 '07	Q2 '07	Q1 '07
1	AIM Trimark Investments	Canada	Core Growth	7.4%	5.4	3,842,933	3,842,933	3,868,833	4,062,733	3,988,033	3,039,481
2	State of Wisconsin Investment Board	United States	Core Growth	3.9%	8.5	2,001,102	2,001,102	2,487,498	2,487,498	2,487,498	2,487,498
3	Barclays Global Investors, N.A.	United States	Index	3.2%	6.9	1,666,502	1,666,502	1,677,556	1,513,811	1,516,452	759,673
4	T. Rowe Price Associates, Inc.	United States	GARP	2.3%	6.8	1,201,842	1,201,842	1,963,342	2,001,442	1,974,142	1,972,242
5	Deka Investment GmbH	Germany	Core Growth	1.7%	5.3	879,959	879,959	879,959	938,359	938,359	970,000
6	Carnegie Kapitalförvaltning AB	Sweden	Core Value	1.7%	7.3	862,726	862,726	849,951	849,951	849,951	799,951
7	Granahan Investment Management Inc.	United States	Growth	1.6%	7.7	819,270	819,270	816,650	834,650	749,700	959,800
8	AXA Framlington Investment Management Ltd.	United Kingdom	GARP	1.6%	8.9	817,867	817,867	817,867	817,867	845,950	910,000
9	Mazama Capital Management, Inc.	United States	Growth	1.5%	6.7	798,500	798,500	921,400	1,374,600	1,398,500	1,431,400
10	Dimensional Fund Advisors, LP	United States	Deep Value	1.5%	6.2	786,399	786,399	741,451	544,839	316,517	-
11	Wellington Management Company, LLP	United States	Core Value	1.2%	6.4	612,600	612,600	-	-	-	-
12	State Street Global Advisors (US)	United States	Index	1.1%	6.4	567,459	567,459	389,467	256,271	247,525	22,625
13	Clariden Leu	Switzerland	Core Growth	1.0%	6.7	537,228	537,228	537,228	537,228	458,085	458,085
14	DWS Investment GmbH	Germany	GARP	0.9%	8.2	465,545	465,545	465,545	465,545	472,311	512,311
15	Diamondback Capital Management, L.L.C.	United States	Hedge Fund	0.6%	6.4	327,254	327,254	-	-	-	-
16	Vanguard Group, Inc.	United States	Index	0.5%	5.6	242,191	242,191	205,791	204,291	202,491	177,512
17	TIAA-CREF	United States	GARP	0.4%	5.8	221,591	221,591	221,591	220,776	224,065	-
18	California Public Employees' Retirement System	United States	Index	0.4%	7.9	195,600	195,600	195,600	106,200	106,200	106,200
19	DuPont Capital Management Corporation	United States	Core Value	0.4%	6.4	193,967	193,967	-	-	-	-
20	Northern Trust Company of Connecticut	United States	GARP	0.4%	6.7	185,250	185,250	159,850	150,550	124,350	123,650
21	Soundpost Partners, LP	United States	Hedge Fund	0.3%	6.9	157,816	157,816	157,816	-	-	-
22	BlackRock Financial Management, Inc.	United States	Core Growth	0.3%	6.8	156,000	156,000	150,000	-	-	-
23	Northern Trust Investments, N.A.	United States	Index	0.3%	5.9	149,477	149,477	139,577	128,277	127,877	-
24	Tokum Capital Management	United States	Hedge Fund	0.2%	6.4	115,938	115,938	-	-	-	-
25	Renaissance Technologies Corp.	United States	Hedge Fund	0.2%	6.5	81,018	81,018	35,218	17,418	-	-
26	BlackRock Investment Management (UK) Ltd.	United Kingdom	Growth	0.2%	6.9	80,000	80,000	80,000	-	-	-
27	TD Asset Management Inc.	Canada	Index	0.2%	5.5	78,900	78,900	87,200	87,200	87,200	87,200
28	Millennium Management, L.L.C.	United States	Core Value	0.1%	6.9	66,953	66,953	82,381	-	12,040	-
29	BNY Mellon Wealth Management	United States	Index	0.1%	7.6	62,397	62,397	61,048	58,965	54,957	42,896
30	BlackRock Investment Management, LLC	United States	Deep Value	0.1%	6.2	54,700	54,700	54,200	41,800	38,200	7,900
			Total	**35.3%**	**6.7**	**18,228,984**	**18,228,984**	**18,047,019**	**17,700,271**	**17,220,403**	**14,868,424**
			Median		**6.7**						

Source: Thomson as of 03-Jun-2008

Blue: Denotes an increase in number of shares held since end of Q4 2007

Red: Denotes a decrease in number of shares held since end of Q4 2007

6

STRICTLY CONFIDENTIAL

Goldman Sachs

Value of Position for Board Members and Key Executives

	Ownership						Proceeds ($'000)
		Options			Total		
Name	# Shares ('000)	# ('000)	Avg. Strike	# RSUs ('000)[1]	# Diluted Shares ('000)	in % of capital[2]	@ $9.0 per share
Board Members							
John Scarlett	921	783	6.74	34	1,737	2.3%	10,361
Ross Clark	627	180	7.00	10	817	1.1%	6,091
Alexander Barkas	-	117	5.38	3	120	0.2%	454
Karin Eastham	10	60	5.45	3	73	0.1%	332
Mark Leschly	-	70	5.24	3	73	0.1%	292
David Mahoney	-	70	6.81	3	73	0.1%	182
Christophe Jean	-	47	5.35	3	50	0.1%	202
Faheem Hasnain	-	23	6.77	-	23	0.0%	50
Total	**1,558**	**1,348**		**60**	**2,966**	**4.0%**	**17,964**
Key Executive Officers							
Ajay Bansal	3	367	6.39	14	384	0.5%	1,112
Richard King	1	348	5.55	21	370	0.5%	1,398
Steven Rosenfield	25	509	7.43	14	547	0.7%	1,147
Thorsten von Stein	-	361	7.59	14	374	0.5%	734
Andrew Grethlein	7	407	5.45	14	427	0.6%	1,625
Total	**36**	**1,991**		**76**	**2,103**	**2.8%**	**6,015**
Key Shareholders with Board Representation							
Prospect Ventures[3]	3,064	-	-	-	3,064	4.1%	27,572
Rho Capital[4]	3,005	-	-	-	3,005	4.0%	27,045
Total	**6,068**	**-**		**-**	**6,068**	**8.2%**	**54,616**

Source: SEC Filings, Tercica Management

(1) RSUs are treated as stock options with a zero strike price

(2) Based on a fully diluted number of shares of 74,382,788 as of 02-Jun-2008

(3) Excluding shares and other dilutive instruments owned by Alexander Barkas

(4) Excluding shares and other dilutive instruments owned by Mark Leschly

- **Weighted average strike price of stock options held by key executives is $6.62 / share**
- **As of 02-Jun-2008, the weighted average strike price of outstanding options for all Tercica employees was $6.61 / share**

7

STRICTLY CONFIDENTIAL

Research Analyst Views on Tercica

Selected Comments Extracted From Brokers’ Reports Published After Tercica Q1 2008

Key Positive Comments

“As a result of stronger year-to-date sales than the Q1 08 numbers alone imply, we maintained our 2008 total revenues of $35m, within company guidance of $30m-$37m […] Increlex IGFD Registry data indicates potentially higher growth rates in less severe short stature patients than growth hormone alone […] Maintain Buy rating and price target of $10 for Tercica”

(Lazard, 13-May-2008)

“We are encouraged by affirmation of FY 08 guidance and would highlight significant data flow in H2 08 to drive further value […] We believe Increlex EU approval and Somatuline US launch represent key growth drivers with further upside potential from 4Q 08 data in less severe IGFD patients as well a qd dosing data […] We are reiterating our 1-Overweight rating on shares of Tercica following release of 1Q08 operating results.”

(Lehman Brothers, 13-May-2008)

“Tercica hopes to present data at the upcoming ENDO meeting that shows Increlex at a higher dose provides a higher growth rate without an increase in adverse events. We believe a higher dose could drive higher Increlex sales because pricing is weight based […] Tercica’s key data catalyst would be the Increlex MS301 trial data, and if positive could represent significant, in our view […] We arrive at our 12-month price target of $10 by using a sum-of-parts analysis of the Increlex and Somatuline Depot franchises. Also, our DCF analysis supports this price target”

(Stanford Group, 13-May-2008)

“Tercica noted quarter to date revenues of $2.8m indicating some rebound in Increlex sales […] We expect Tercica shares to outperform the market as investors gain confidence in the ability of Tercica’s endocrinology franchise to post top-line growth while narrowing net losses”

(Cowen, 13-May-2008)

Key Negative Comments

“We are lowering our Somatuline Depot sales estimates for 2008 and beyond, as sales this quarter were less than our expectations. We are also lowering our Increlex sales estimate for this year. We now estimate 2008 total revenues of $31m, down from $39m, which is at the low end of company guidance. We are lowering our price target to $6 (from $7)”

(FBR, 13-May-2008)

“Reiterate Neutral rating, new $6 price target. We remain cautious on Tercica shares in the wake of what we would describe as yet another disappointing quarter. With Increlex revenue down Q-Q (albeit from a Q4 07 number that may have been inflated by a distribution inventory build), our confidence in this story continues to deteriorate, and we are lowering our near- and long-term revenue and EPS estimates and price target […] Despite management’s indication that the IGFD Registry study demonstrated no dose-dependent hypoglycemia, yet a dose-dependent growth response, we think that our estimates going forward are too high”

(Baird, 13-May-2008)

Source: Brokers’ reports

STRICTLY CONFIDENTIAL

Research Analyst Views on Tercica

Target Prices and Recommendations

Target Price as of 26-Feb-2008 ($)

Stanford Group $10.0

Lazard Capital $10.0

Lehman Brothers $9.0

Collins Stewart $9.0

FBR & Co. $7.0

Robert Baird & Co. $7.0

Current Share Price as at 15-Feb-2008: $6.69

Target Price Median: $9.0

Target Price Average: $8.7

Current Target Price ($)

Stanford Group $10.0

Lazard Capital $10.0

Lehman Brothers $9.0

Collins Stewart $9.0

FBR & Co. $6.0

Robert Baird & Co. $6.0

Share Price as at 03-Jun-2008: $4.26

Target Price Median: $9.0

Target Price Average: $8.3

Analyst Recommendation as of 26-Feb-2008

Hold 29%

Buy 71%

7 Analysts

Current Analysts Recommendation

Sell 13%

Hold 25%

Buy 63%

8 Analysts

• Target Price of research analysts are in $6 - $10 per share range

• Median target price of $9 represents a 111.3% premium to current share price of $4.26 / share

• 63% of brokers have a Buy recommendation on Tercica

Source: Brokers’ reports

STRICTLY CONFIDENTIAL

Illustrative Transaction Premia Benchmarks

Precedent US Biotech Transactions (2003-2008 YTD)

Premium to 1-Day Prior to Announcement (2003-2008 YTD)

Average: 47.9%

Median: 42.4%

34%

32%

15%

12%

5%

2%

<20% 20%-40% 40%-60% 60%-80% 80%-100% >100%

Premium to 1-Month Prior to Announcement (2003-2008 YTD)

Average: 58.8%

Median: 53.6%

27%

24%

22%

12%

12%

2%

<20% 20%-40% 40%-60% 60%-80% 80%-100% >100%

Source: SEC filings and Thomson

STRICTLY CONFIDENTIAL

DCF Analysis: Ipsen’s Projections for Tercica into Context

Total Revenues ($m)

350

CAGR 08-12E: 65.9%

CAGR 08-12E: 70.3%

CAGR 08-12E: 70.8%

300

250

200

($ m)

150

100

50

0

2008 2009 2010 2011 2012

Ipsen Forecast for Tercica

Total EBIT ($m)

100

2012E EBIT Margin: 25.4%

2012E EBIT Margin: 28.2%

80

2012E EBIT Margin: 28.6%

60

40

20

($ m)

0

2008 2009 2010 2011 2012

(20)

(40)

(60)

(80)

Tercica Business Plan (1) Brokers’ Consensus

• Over 2008-2012, Ipsen’s Forecast for Tercica is in line with Tercica’s Business Plan1 and Brokers’ Consensus

Source: Tercica Management, Ipsen Management and Brokers’ reports

* As per Tercica Management Delayed Case, 13-May-2008

STRICTLY CONFIDENTIAL

Valuation Benchmarks

Valuation Range ($ per share)

52-Week Trading Range $3.8 $7.8

$6.0 $10.0 Research Analysts Target Price $8.3: Target $9.0: Target Price Average Price Median

Premia Paid in Selected $6.3 $7.8 Biotech Transactions Since 2003

DCF SoP Valuation based on Ipsen Forecast $7.7 $9.1 for Tercica $8.4

$3 $5 $7 $9 $11

Comments

• Minimum: $3.82 (16-May-2008)

• Maximum: $7.77 (05-Nov-2007)

• Minimum: $6.0 (Robert Baird & FBR)

• Maximum: $10.0 (Stanford Group & Lazard)

• Minimum: +48% (average of premium based on share price the day prior to announcement), compared to a reference share price of $4.26 as of 03-Jun-2008

• Maximum: +59% (average of premium based on share price 1 month prior to announcement), compared to a reference share price of $4.89 as of 02-May-2008

• Valuation as of 30-Jun-2008, assuming mid-year convention

• WACC range: 10.0% to 12.0%

Source: Ipsen Management, Bloomberg, Brokers Reports

STRICTLY CONFIDENTIAL

Summary Considerations

Reference Price Offer Price

In $ $9.0

Premium to Various

Share Price References

Spot as of 03-Jun-2008 4.26 111%

52-Week High 7.77 16%

52-Week Low 3.82 136%

1-Month Volume-Weighted Average Price 4.29 110%

3-Month Volume-Weighted Average Price 5.21 73%

6-Month Volume-Weighted Average Price 6.06 49%

1-Year Volume-Weighted Average Price 6.10 48%

Ipsen Initial Investment Price 6.17 46%

Brokers’ Target Price Median 9.00 -

Brokers’ Target Price Average 8.33 8%

Executives Options Weighted Average Strike Price 6.62 36%

Executives Options Strike Price - High 9.96 (10)%

Source: Bloomberg as of 03-Jun-2008, Brokers’ repots, Company data

STRICTLY CONFIDENTIAL

Disclaimer

This document is not a report, opinion, appraisal or recommendation, but a presentation of selected data and illustrative analyses derived exclusively from public information and internal data provided by the respective managements of the parties to the contemplated transaction.

Goldman Sachs does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits with no limitations imposed by Goldman Sachs.

14